LEASE EXTENSION AGREEMENT

THIS LEASE EXTENSION AGREEMENT, made as of the 1ST day of June, 2008 (the "LEASE EXTENSION") is by and between ADVAXIS, INC.("TENANT"), and the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY ("LANDLORD").

WHEREAS, the TENANT and the LANDLORD entered into a certain LEASE AGREEMENT MADE AS OF JUNE 1, 2005 (THE "LEASE"): AND a certain Lease Amendment Agreement as of November 15, 2005; and a certain Lease Amendment Agreement as of March 15, 2006; and a certain Lease Amendment Agreement as of October 1, 2006; and a certain Lease Extension Agreement as of October 1st, 2007; and a Lease Amendment Agreement as of March 1, 2008. The Lease Agreement, and the first Lease Amendment Agreement, the second Lease Amendment Agreement, the third Lease Amendment Agreement, the Lease Extension Agreement, the fourth Lease Amendment Agreement, and this Lease Extension Agreement, are collectively referred to as the "LEASE".

WHEREAS, the LANDLORD and TENANT wish to amend certain provisions contained in the LEASE as more fully set forth below.

NOW, THEREFORE, in the joint and mutual exercise of their powers, and in consideration of the mutual covenants herein contained, the parties amend the LEASE as follows:

1. Definitions of LEASED PREMISES is hereby amended read as follows:

   The term "LEASED PREMISES" means that portion of the COMMERCIALIZATION CENTER delineated on the floor plans constituting EXHIBIT 1A attached hereto and made a part hereof, bounded by the interior sides of the centers of all demising walls other than exterior BUILDING walls and the exterior sides of all exterior BUILDING walls. For purposes of this LEASE, TENANT and LANDLORD agree that the LEASED PREMISES consists of Two (2) laboratory units made up of One Thousand Six Hundred (1,600) Rentable square feet and One (1) office suite made up of Six Hundred Fifty-five (655) square feet.

2. Section 4.1 is hereby amended to read as follows:

   The term of the Lease shall be extended for a period beginning June 1, 2008 and ending on May 31, 2009 (the "Second Extended Lease Term").

3. Section 5.2 is hereby amended to read as follows:

TENANT covenants and agrees to pay to LANDLORD, RENT, in advance, on the first day of each month during the SECOND EXTENDED LEASE TERM for the lab units No. 119 and No. 120:

Period	Total Fixed Rent	Monthly Rent
June 1, 2008 to May 31, 2009	$58,407.84	$4867.32 per month ($2433.66 per unit)

During the SECOND EXTENDED LEASE TERM, TENANT shall pay to LANDLORD Rent for the office suite B206 as follows;

Period	Total Fixed Rent	Monthly Fixed Rent
June 1, 2008 to May 31, 2009	$17,030.08	$1,419.17 per month

Total combined office/lab is $75,437.92.
Total combined office/lab monthly rent is $6,286.49

Except as expressly modified hereby, all terms, conditions, definitions, undertakings and covenants of the LEASE shall remain in full force and effect and are in no way abrogated by this LEASE EXTENSION. Capitalized terms used within this LEASE EXTENSION but not otherwise defined herein shall have the meanings ascribed to them in the LEASE.

This LEASE EXTENSION may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

If any provision of this LEASE EXTENSION shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or of the LEASE.

IN WITNESS WHEREOF, the parties hereto have duly executed this LEASE EXTENSION as of the date first written above.

ATTEST:

David E. Nuse

DAVID E. NUSE
DIRECTOR
REAL ESTATE DIVISION

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, LANDLORD

By: [signature]

NAME: Caren S. Franzini
TITLE: Chief Executive Officer

ATTEST:

Sharon Darancyk

ADVAXIS, INC., TENANT

By: [signature]

NAME: Fred Cobb
TITLE: Vice President Finance